                                                                   Exhibit 4.13


                     COMPANY COPYRIGHT SECURITY AGREEMENT

                   COPYRIGHT SECURITY AGREEMENT, dated as of November 30, 2001, made by REVLON CONSUMER PRODUCTS CORPORATION (the "Grantor"), in favor of Wilmington Trust Company, as collateral agent (in such capacity and as further defined below, the "Note Collateral Agent") for holders of the Note Obligations.

                             W I T N E S S E T H:
                             - - - - - - - - - -

                   WHEREAS, the Grantor and Wilmington Trust Company, as trustee (in such capacity, the "Trustee"), are parties to the Indenture dated as of November 26, 2001 among the Company, the guarantors identified on the signature pages thereto and Wilmington Trust Company, as Trustee (as amended, supplemented or otherwise modified from time to time, the "Indenture"), providing for the issuance of the Grantor's 12% Senior Secured Notes Due 2005 (the "Notes");

                   WHEREAS, the Grantor is a party to the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Grantor, the local borrowing subsidiaries party thereto, the financial institutions party thereto, JPMorgan Chase Bank ("Chase"), as administrative agent (in such capacity, the "Bank Agent"), the other agents party thereto and the arranger party thereto;

                   WHEREAS, (i) to secure the Bank Obligations (as defined below), the Pledgor has granted to the Administrative Agent (as defined below), for the benefit of the holders of the Bank Obligations, a first priority security interest in the Collateral (as defined below) (the "First Pledge Lien") and (ii) to secure the Note Obligations (as defined below) the Pledgor now intends hereby to grant to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Agency Agreement referred to herein); and

                   WHEREAS, the Grantor has executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Note Collateral Agent, for the benefit of the holders of the Note Obligations (as amended, supplemented or otherwise modified from time to time, the "Company Security Agreement").

                   NOW, THEREFORE, the Grantor agrees for the benefit of the holders of the Note Obligations as follows:

                  1.  Defined Terms

                  (a) Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Company Security Agreement.

                  (b) Other Definitional Provisions. (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Note Obligations, the Grantor hereby grants to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Copyright Collateral"):

                           (a) all copyrights, whether registered or unregistered, and whether or not the underlying works of authorship have been published, and all works of authorship and other rights therein or derived therefrom, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based upon or adopted from works covered by such copyright and all copyright registrations and copyright applications, and any renewals or extensions thereof, including without limitation, each copyright registration and copyright application, if any, identified in Schedule I hereto, and including, without limitation, (a) the right to print, publish and distribute any of the foregoing, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (d) all rights of the Grantor corresponding thereto throughout the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Copyrights"); provided that for purposes hereof, the term "Copyrights" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof;

                           (b) all license agreements with any other Person in connection with any of the Copyrights of the Grantor, or such other Person's copyrights, whether the Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 4 to the Company Security Agreement, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest (the "Copyright Licenses"); provided that, for purposes hereof, the term "Copyright Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof; and

                           (c) to the extent not otherwise included, all Proceeds (including, to the extent not otherwise included therein, cash) and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the Copyright Collateral described herein shall constitute collateral security only for those Note Obligations with respect to which the Proceeds of such Copyright Collateral are applied pursuant to Section 4.2(b) (or, if applicable, 4.8) and 4.2(e) of the Collateral Agency Agreement and the Lien and security interest provided hereby shall encumber the Copyright Collateral only to the extent of such Note Obligations.

                  3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the security interest of the Note Collateral Agent in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, under the Company Security Agreement. The Company Security Agreement (and all rights and remedies of the Note Collateral Agent and the holders of the Note Obligations thereunder) shall remain in full force and effect in accordance with its terms.

                  4. Release of Collateral and Termination. The Note Collateral Agent shall release the Copyright Collateral from the Lien created hereby, and this Agreement and all obligations of the Note Collateral Agent and the Grantor hereunder shall terminate, in accordance with the provisions of Sections 8 and
10.6 of the Collateral Agency Agreement.

                  5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Note Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Company Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

                   6. Note Obligation Document, etc. This Agreement is a Note Obligation Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

                   7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            REVLON CONSUMER PRODUCTS CORPORATION


                                            By:    /s/ Michael T. Sheehan
                                               ---------------------------------
                                            Title: Vice-President

SCHEDULE I
----------


         A.       Copyright Registrations


Reg. No.: VA787-093
Reg. Date: 3/25/96
Title: REVLAW & DESIGN
Author: Revlon Consumer Products Corporation
Owner: Revlon Consumer Products Corporation

Reg. No.: VA720-048
Reg. Date: 3/15/95
Title: PERFUME BOTTLE AND LID
Author: Revlon Consumer Products Corporation
Owner: Revlon Consumer Products Corporation

Reg. No.: TX 156291
Reg. Date: 12/12/78
Title: ALMAY INC. SALES TRAINING, Part I
Author: Almay, Inc.
Owner: Revlon Consumer Products Corporation


         B.       Copyright Application


Application Date: 2/16/01
Title: ALMAY SKIN KINETIN SKINCARE Package
Author: Revlon Consumer Products Corporation
Owner: Revlon Consumer Products Corporation